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EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-51411 and 333-72886) pertaining to the 1997 Incentive Stock Plan and 2001 Restricted Stock Plan of GameTech International, Inc. of our report dated December 9, 2002, with respect to the consolidated financial statements of GameTech International, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 2002.

                      /s/ Ernst & Young LLP

Reno, Nevada
January 24, 2003

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  EXHIBIT 23.1